EXHIBIT 99.1

SEPARATION/CONSULTING AGREEMENT
THIS SEPARATION/CONSULTING AGREEMENT (this “Agreement”) is made as of June 30, 2024, by and among J. ROBISON HAYS, III (the “Executive”), ASHFORD HOSPITALITY ADVISORS LLC (the “Company”), and ASHFORD INC. (“AINC,” together with the Executive and the Company, the “Parties”). All capitalized terms not defined in this Agreement shall have the meanings assigned to such terms in that certain Second Amended and Restated Employment Agreement among the Parties dated as of January 4, 2021 (the “Employment Agreement”).
WHEREAS, the Parties are parties to the Employment Agreement;
WHEREAS, the Parties have mutually agreed to terminate the Employment Agreement (other than Sections 5(e), 9, 10, 12, 13, 14, 16(a), and 16(g) of the Employment Agreement which by their nature or terms survive the termination of the Employment Agreement, including the Continuing Obligations (defined below)) and the Executive’s employment pursuant to it effective June 30, 2024 (the “Resignation Date”);
WHEREAS, notwithstanding any contrary provision of the Employment Agreement or the terms of any equity or other incentive plan of any of AINC, Ashford Hospitality Trust, Inc. (“AHT”) or Braemar Hotels & Resorts Inc. (“BHR” and all three together with any of their respective affiliates, the “Ashford-Related Entities” and such plans the “Incentive Plans”) or grant or award made to the Executive under any of the Incentive Plans (the “Incentive Plan Awards”), the Parties desire this Agreement to set forth the entire terms of their agreement regarding the termination of the Employment Agreement and the Executive’s employment pursuant to it; and
WHEREAS, the Parties desire to settle all rights, duties and obligations between and among them, including without limitation all such rights, duties, and obligations arising under the Employment Agreement or otherwise out of the Executive’s employment by or other service to the Company or Ashford-Related Entities.
NOW, THEREFORE, intending to be legally bound and for good and valid consideration the sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.RESIGNATION; EFFECT OF RESIGNATION; COMPENSATION AND BENEFITS IN INTERIM PERIOD; FINAL PAY AND BENEFITS.
(a)Effective as of the Resignation Date, the Executive hereby resigns, and the Company and the other Ashford-Related Entities hereby accept, the Executive’s resignation from employment with the Company and from any other positions or offices he may hold with any Ashford-Related Entities; provided, however, that the Executive shall continue to serve as a member of the Board of Directors of AHT (the “AHT Board”) following the Resignation Date and until duly elected at the next annual meeting of stockholders of AHT or until his earlier resignation, death or removal from the AHT Board.
(b)From the date hereof through the Resignation Date (the “Interim Period”), the Executive shall (a) continue to receive his Base Salary and be eligible to participate in the Company’s employee benefit plans, but shall not be eligible for and will not receive any Incentive Bonus for 2024; (b) continue to perform his assigned duties and responsibilities unless and to the extent he is relieved of such performance by the Chief Executive Officer of AINC; (c) not incur any business expenses except in the ordinary course of business consistent with past expenditures; (d) submit any outstanding business expenses and supporting receipts or documentation as soon as practicable and no later than the Resignation Date; and (e) shall not have the right or ability to terminate the Employment Agreement with or without Good Reason. Within thirty (30) days after the Resignation Date, the Executive shall be paid the aggregate amount of his earned but unpaid Base Salary and any accrued but unpaid vacation through the Resignation Date, less legally required withholdings and deductions, and reimbursement of all expenses through the Resignation Date as required pursuant to Section 5(d) of the Employment Agreement. The “Date of Termination” for relevant purposes under the Employment Agreement shall be the Resignation Date.
2.CONSULTING OBLIGATIONS.
(a)For thirty-six (36) months following the Resignation Date or until his earlier death or Disability (for purposes of this Paragraph 2, the “Consulting Term”), the Executive shall, upon the request, and at the direction, of the Company, assist the Company by: (i) providing the Company with requested information and advice on matters of which the Executive has knowledge; (ii) meeting with Company representatives (either telephonically or in person) from time to time to discuss any such matters with the Company; (iii) cooperating with the Company with respect to litigation, investigations, or governmental proceedings with respect to matters in which the Executive was in any way involved during his employment with the Company and any transition matters in which the Company reasonably believes that the Executive’s cooperation would be helpful; and (iv) providing other services as agreed by the Company and the Executive (collectively, the “Consulting Services”). The Executive shall devote so much of his time and effort as is reasonable and adequate to perform the Consulting Services, provided that the Consulting Services shall be performed at times scheduled taking into consideration the Executive’s other commitments, including business and family matters, and in no event shall Consultant be obligated to provide services at more than twenty percent (20%) of the average level of services over the thirty-six (36) months preceding the Resignation Date.
(b)In order to facilitate the performance by Consultant of the Consulting Services, the Company shall during the Consulting Term reimburse Consultant for the actual and reasonable expenses incurred by Consultant in connection with the provision of the Consulting Services in accordance with the Company’s expense reimbursement policies as in effect from time to time.
(c)In performing his obligations under this Paragraph 2, Consultant will be acting as an independent contractor and not an employee of the Company or any of the Ashford-

Related Entities. This Agreement shall not be construed to create any partnership, joint venture, employee, or agency relationship between Consultant and the Company or any Ashford-Related Entity. Consultant shall not have any authority to bind the Company or any Ashford-Related Entity in his capacity as a Consultant pursuant to this Paragraph 2, and Consultant shall not make any agreements or representations on the Company’s or on any Ashford-Related Entity’s behalf in such capacity without the Company’s prior written consent.
3.CONSULTING/TERMINATION BENEFITS. In consideration of the Consulting Services, the release of claims by the Executive in Paragraph 4 and the other promises and undertakings of the Executive set forth in this Agreement, and subject to the contingencies set forth below:
(a)the Company shall pay the Executive an aggregate of $1,909,167 over the thirty-six (36) month period following the Resignation Date (the “Consulting/Termination Payment”);
(b)in respect of the Company’s medical, dental and vision plans for the period beginning on the Resignation Date and ending on the earlier of (i) the date the Executive (or any of his eligible dependents with respect to such dependents) becomes eligible to participate in another group health plan and (ii) the date that is thirty-six (36) months following the Resignation Date, the Company will reimburse the Executive on a monthly basis for, or pay him on a monthly basis for the equivalent of, the cost of coverage of otherwise similarly situated active employees of the Company under such plans of the Company as in effect from time to time provided that, to the extent the Executive (or his eligible dependents as the case may be) are eligible for COBRA continuation benefits during such period, the Executive shall have elected such coverage and timely paid the premiums thereof (the “Limited Benefit Continuation”);
(c)the Company will reimburse the Executive on a monthly basis for the premium cost of life insurance and long-term disability insurance, if any, for the same level of such benefits that were provided to the Executive under the Company’s life insurance and long-term disability plans in effect as of the Resignation Date until the earlier of (i) the date the Executive becomes eligible to participate or is covered under another employer’s life insurance and long-term disability plans and (ii) the end of the thirty-sixth (36th) month following the Resignation Date (the “Limited Benefit Reimbursement”), provided that the Executive provides proof to the Company on a monthly basis of the premium cost and payment thereof;
(d)from and following the Resignation Date, any period during which the Executive continues to comply with his obligations under Paragraph 2 on an uninterrupted basis shall be treated as continuous employment for purposes of determining the extent to which the Executive is vested under any and all Incentive Plan Awards previously granted or awarded to the Executive, notwithstanding any contrary provision of any Incentive Plans or Incentive Plan Awards (the “Continued Vesting”). For the avoidance of doubt, each such Incentive Plan Award shall otherwise remain subject to the terms and conditions (including without limitation any performance-based vesting requirements) of the applicable award agreement and Incentive Plan under which such award was granted.

The Consulting/Termination Payment, the Limited Benefit Continuation, the Limited Benefit Reimbursement, and the Continued Vesting are the “Consulting/Termination Benefits.” The Consulting/Termination Payment, less legally required withholdings and deductions and the employee share of the premiums for Limited Benefit Continuation, shall be paid in thirty-six (36) substantially equal monthly installments (each of which installments may be made in the Company’s discretion over one or more of the Company’s payroll dates in such month) beginning in July 2024 and continuing through and including June 2027. The Executive agrees to inform the Company promptly of any event that would make himself or any of his eligible dependents ineligible for the Limited Benefit Continuation or the Limited Benefit Reimbursement. Each payment hereunder shall be deemed a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended.
The Company’s obligation to pay or continue to pay or provide the Consulting/Termination Benefits is contingent on the occurrence of both the Effective Date (defined below) and the Ratification Effective Date (defined below), and the Executive’s continued compliance with this Agreement (including without limitation the provisions of Paragraph 2) and the Continuing Obligations. In the event the Executive fails to comply with this Agreement or the Continuing Obligations, then the Executive shall not be entitled to receive or continue to receive any of the Consulting/Termination Benefits and shall immediately remit to the Company upon written demand any portion of the Consulting/Termination Payment, the Limited Benefit Continuation or the Limited Benefit Reimbursement that has already been paid or reimbursed to him, but all other provisions of this Agreement shall remain in full force and effect.
The Executive acknowledges and agrees that he is not presently entitled to payment in respect of his services as a member of the AHT Board, and he acknowledges and agrees that, unless otherwise expressly agreed by the AHT Board in writing, he will not be entitled to any payment for any such services for any period following the Resignation Date during which he continues to serve as a member of the AHT Board.
4.GENERAL RELEASE BY EXECUTIVE; RATIFICATION OF GENERAL RELEASE BY EXECUTIVE.
(a)Subject to Paragraph 4(d) and Paragraph 13, the Executive knowingly and voluntarily releases, acquits, and forever discharges the Company and the Ashford-Related Entities, and its or their respective current and past owners, parents, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, divisions and subsidiaries (collectively, the “Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, causes of action, suits, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured (collectively, the “Claims”), against them which the Executive or any of his heirs, executors, administrators, successors and assigns ever had, now has or at any time hereafter may have, own or hold by reason of any matter, fact, or cause whatsoever from the beginning of time up to and including the date of this Agreement and, except as permitted by law that supersedes this Agreement, covenants and agrees not to bring a legal action against any of the Releasees for any of the Claims released by this Paragraph

4. The Claims released by this Paragraph 4 include without limitation all Claims under any federal, state, or local employment discrimination or fair employment practices laws (including under the Age Discrimination in Employment Act (the “ADEA”) as more specifically described in Paragraph 5); based on or under the Employment Agreement, any of the Incentive Plans, or any of the Incentive Plan Awards; or based on the common law or any other federal, state, or local statutory or constitutional provision now or hereafter recognized.
(b)Subject to Paragraph 4(d) and Paragraph 13, the Executive represents that he has not filed or permitted to be filed against any of the Releasees, any complaints, charges or lawsuits and covenants and agrees that he will not seek or be entitled to any personal recovery in any court or before any governmental agency, arbitrator or self-regulatory body against any of the Releasees arising out of his employment or the ending of his employment.
(c)The Executive agrees that (i) his continued employment and benefit coverage, and his acceptance of his Base Salary during the Interim Period constitutes the renewal and ratification by him of the terms of this Paragraph 4 from the date he signs this Agreement through the Resignation Date and (ii) the Company’s obligation to pay or provide the Consulting/Termination Benefits is contingent on his memorializing the renewal and ratification of this Paragraph 4 by his signing and returning, and not revoking his acceptance of, a copy of the Renewal and Ratification of General Release attached hereto as Exhibit A and incorporated by this reference (the “Ratification”) to Alex Rose personally or by email at arose@ashfordinc.com no earlier than the Resignation Date and no later than the twenty-first (21st) day after the Resignation Date. The Executive may revoke the Ratification by giving notice to Alex Rose by email at arose@ashfordinc.com no later than the seventh (7th) day after the Executive signs and returns the Ratification. If the Executive does timely sign and return, and does not timely revoke the Ratification, then the Ratification will become effective and enforceable on the eighth (8th) day after the Executive signs and returns it (the “Ratification Effective Date”). If the Executive does not timely sign and return, or does timely revoke the Ratification, then he will not be entitled to and will not receive the Consulting/Termination Benefits but all other provisions of this Agreement shall remain in full force and effect.
(d)This Paragraph 4 and the Ratification does not waive or release (i) any Claims under the ADEA that may arise after the date the Executive signs this Agreement (until such time as the Executive subsequently signs the Ratification, at which time this Paragraph 4 does not waive or release any Claims under the ADEA that may arise after the date the Executive signs the Ratification); (ii) any right to enforce this Agreement; (iii) any rights of the Executive under Sections 5(e) or 14 of the Employment Agreement; (iv) any rights that cannot by law be released, including any right to receive an award for information provided to any governmental agency; or (v) any right to benefits under the Company’s employee benefit plans to which he is or will be entitled pursuant to the terms of such plans in the ordinary course.
(e)The Executive represents and warrants that he is the sole owner of the actual or alleged claims, rights, causes of action and other matters that are released herein, that the same have not been assigned, transferred or disposed of in fact, by operation of law, or in any manner, and that he has the full right and power to grant, execute and deliver the releases, undertakings and agreements contained herein.
5.ADEA RELEASE BY EXECUTIVE. The Executive acknowledges and agrees that (i) by virtue of Paragraph 4, he is waiving and releasing any and all Claims under the ADEA (the “ADEA Release”); (ii) this Agreement, including the ADEA Release, was negotiated at arm’s length; (iii) this Agreement, including the ADEA Release, is worded in a manner that the Executive fully understands; (iv) the Executive is hereby advised to consult with an attorney of his choosing before signing this Agreement or the Ratification; (v) the Executive knowingly and voluntarily agrees to all of the terms set forth in this Agreement and Ratification, including the ADEA Release; (vi) Paragraph 4 does not waive or release any Claims under the ADEA that may arise after the date he signs this Agreement (until such time as he subsequently signs the Ratification, at which time Paragraph 4 does not waive or release any Claims under the ADEA that may arise after the date the Executive signs the Ratification); and (vii) the rights and claims waived in this Agreement and Ratification, including the ADEA Release, are in exchange for consideration over and above anything to which the Executive was already entitled.
6.GENERAL RELEASE BY COMPANY. Subject to Paragraph 13, the Company (on behalf of itself and the Ashford-Related Entities) does hereby fully, finally and completely release the Executive from any and all Claims of any kind or nature arising out of the Executive’s employment with the Company arising from, relating to, or in any way connected with any facts or events occurring on or before the date of this Agreement, provided that the Executive is not released or discharged from his Continuing Obligations. This General Release by the Company also does not waive or release any right to enforce this Agreement or any rights that cannot by law be released.
7.NON-DISPARAGEMENT. Notwithstanding anything to the contrary in the Employment Agreement and subject to Paragraph 13, the Executive covenants and agrees he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any Ashford-Related Entity or its or their respective affiliates, officers, directors, employees, advisors, businesses or reputations, provided that the foregoing does not prohibit statements to or between the Executive and his attorney, or tax or financial advisors, if any, made in a confidential manner and setting and limited to the purpose for which the statement or disclosure is made. Notwithstanding anything to the contrary in the Employment Agreement and subject to Paragraph 13, the Company covenants and agrees that it will not make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Executive or his family or his business or reputation, provided that the foregoing does not prohibit statements or disclosures made for a legitimate business-related purpose that are made in a confidential manner and setting, or statements made in a legal or regulatory filing or disclosure or that are otherwise required by law or regulation.

8.REAFFIRMATION OF CONTINUING OBLIGATIONS; MODIFICATION OF POST-EMPLOYMENT COVENANTS.
(a)Nothing in this Agreement shall be deemed to affect or relieve the Executive from his continuing obligations contained in Sections 9, 10 and 13 of the Employment Agreement as modified by this Paragraph 8(a) (together with Paragraph 8(b) of this Agreement, the “Continuing Obligations”). The Executive agrees that Section 10(a) of the Employment Agreement is hereby amended to substitute “second anniversary of his Date of Termination” for “first anniversary of his Date of Termination” where the latter phrase appears therein. The Executive further agrees that Section 10(b) of the Employment Agreement is hereby amended to substitute “third anniversary of his Date of Termination” for “first anniversary of his Date of Termination” where the latter phrase appears therein. The Executive specifically acknowledges and reaffirms his continuing non-competition and non-solicitation obligations to the Company and AINC under Sections 10(a) and 10(b) of the Employment Agreement, as modified by this Paragraph 8(a). The Executive further acknowledges that this reaffirmation is material to this Agreement, and the Executive acknowledges and agrees that his continuing non-competition and non-solicitation obligations under Sections 10(a) and (b) of the Employment Agreement (as modified by this Paragraph 8(a)) are reasonable and enforceable and that he will not challenge or violate these covenants.
(b)The Executive agrees that for thirty-six (36) months following the Resignation Date (such period, the “Standstill Period”), without the prior written consent of the Company, the Executive will not at any time, directly or indirectly, acquire, make any proposal or offer to acquire, or propose or facilitate the acquisition of, directly or indirectly, by purchase or otherwise, record or Beneficial Ownership of any securities of any of the Ashford-Related Entities. During the Standstill Period, without the prior written consent of the Company, the Executive agrees that he will not at any time, directly or indirectly:
(i)enter into, agree to enter into, commence or submit any merger, consolidation, tender offer, exchange offer, business combination, share exchange, recapitalization, restructuring or other extraordinary transaction involving any of the Ashford-Related Entities, or any subsidiary or division thereof, or any of their respective securities or assets or take any action that would reasonably be expected to require any of the Ashford-Related Entities to make a public announcement regarding the possibility of any such transaction;
(ii)tender into a tender or exchange offer commenced by a third party other than a tender or exchange offer that the Board of Directors of one of the Ashford-Related Entities has affirmatively publicly recommended to such Ashford-Related Entity’s stockholders that such stockholders tender into such offer and has not publicly withdrawn or changed such recommendation (and in the case of such a withdrawal or change of recommendation, it shall not be a breach of this clause (ii) if the tendered or exchanged securities are withdrawn prior to the expiration of such tender or exchange offer);
(iii) (x) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission (the

“SEC”) promulgated pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to vote any securities of any of the Ashford-Related Entities under any circumstances, or deposit any securities of any of the Ashford-Related Entities in a voting trust or subject them to a voting agreement, pooling agreement or other agreement of similar effect, (y) seek to advise or influence any person with respect to the voting of any securities of any of the Ashford-Related Entities (other than to vote as recommended by Board of Directors of any of the Ashford-Related Entities), or (z) grant any proxy with respect to any equity interests of any of the Ashford-Related Entities (other than to the applicable Ashford-Related Entity or a person specified by such Ashford-Related Entity in a proxy card provided to stockholders of such Ashford-Related Entity);
(iv)form, join or in any way participate in a “group” (as that term is used for purposes of Rule 13d-5 or Section 13(d)(3) of the Exchange Act) with respect to any equity securities of any of the Ashford-Related Entities;
(v)form or publicly disclose any intention, plan or arrangement to change any of the members of the Board of Directors or executive officers of any of the Ashford-Related Entities, any of the executive officers of the Company, or any of the governing documents of any of the Ashford-Related Entities;
(vi)call, request the calling of, or otherwise seek or submit a written request for the calling of a special meeting of, or initiate any stockholder proposal for the election of any director or any other action by, the stockholders of any of the Ashford-Related Entities;
(vii)make a public announcement in connection with seeking to influence or control the management of the Board of Directors, or the policies, affairs or strategy, of any of the Ashford-Related Entities;
(viii)form or disclose any intention, plan or arrangement inconsistent with the foregoing;
(ix)advise, assist or encourage, or enter into any arrangements with, any other persons in connection with any of the matters set forth in this Paragraph 8(b); or
(x)publicly request the Company to amend or waive any provision of this Agreement.
(c)The Executive hereby irrevocably and unconditionally agrees that at any annual or special meeting of stockholders of AHT, AINC or BHR held during the thirty-six (36) month period following the Resignation Date, the Executive shall appear or otherwise cause all voting securities Beneficially Owned by the Executive to be counted as present thereat for purposes of calculating a quorum, and vote, or cause to be voted, in person or by proxy, all such securities in accordance with the recommendation of the board of directors of the applicable Ashford-Related Entity on any proposals considered at any such meeting (including, without limitation, with respect to the election of directors), and that any such vote required to be cast pursuant to this Paragraph 8(c) shall be cast in accordance with all applicable procedures so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote. Upon the request of the Company, the Executive shall provide reasonable evidence that it has complied with the requirements of this Paragraph 8(c). The Executive further agrees not to enter into any commitment, agreement, understanding or similar arrangement with any person, or grant a proxy, consent or power of attorney, to vote such voting securities Beneficially Owned by the Executive in any manner inconsistent with the terms of this Paragraph 8(c).
For purposes of this Agreement, “Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act; provided that, for purposes of determining whether the Executive is a Beneficial Owner of a security, the Executive shall be deemed to be the Beneficial Owner of any securities which may be acquired by the Executive pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); provided further that for purposes of calculating the percentage of fully diluted shares of any of the Ashford-Related Entities Beneficially Owned by the Executive, all equity interests which may be acquired by the Executive shall be deemed to be outstanding shares of such applicable Ashford-Related Entities.
9.MODIFICATION; WAIVER. No modification or addition hereto or waiver or cancellation of any provision hereof shall be valid except by a writing signed by the Party to be charged therewith. No delay on the part of any Party in exercising any right or privilege provided hereunder or by law shall impair, prejudice or constitute a waiver of such right or privilege.
10.SEVERABILITY. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal or unenforceable had not been contained herein.
11.FULLY UNDERSTOOD; PAYMENTS RECEIVED. By signing this Agreement and the Ratification, the Executive acknowledges and affirms that he has read and understands the foregoing Agreement, agreed to the terms of the Agreement and Ratification, and acknowledges receipt of a copy of the Agreement. The Executive also hereby acknowledges and affirms the sufficiency of the compensation amounts recited herein. The Executive further acknowledges that upon receipt of the compensation amounts recited herein, he shall not be entitled to any further payment, compensation or remuneration of any kind from any Ashford-Related Entity with respect to the Executive’s employment with the Company or otherwise.
12.ENTIRE AGREEMENT. This Agreement and Ratification contain the entire agreement between and among the Executive, the Company and AINC and supersedes any and all prior understandings or agreements with respect to the subject matter hereof, whether written or oral, except as set forth herein and with respect to any of the Executive’s Continuing Obligations, which shall continue and remain in full force and effect per the terms of those covenants.
13.ACKNOWLEDGMENTS. The Company hereby advises the Executive to consult with an attorney of his choosing prior to signing this Agreement and the Ratification. The Executive may accept this Agreement by signing and returning a signed copy to Alex Rose personally or by email at arose@ashfordinc.com no later than the close of business on the twenty-first (21st) day after he first received it. The Executive may revoke his acceptance of this Agreement by giving notice to Alex Rose by email at arose@ashfordinc.com no later than the seventh day (7th) after the Executive signs and returns the Agreement. If the Executive does timely sign and return, and does not timely revoke his acceptance of, this Agreement, then this Agreement becomes effective and enforceable on the eighth (8th) day after the Executive signs and returns it (the “Effective Date”). The Executive acknowledges and agrees that any changes in the terms of this Agreement, whether material or immaterial, after the date upon which the Executive first received this Agreement shall not affect or restart the above-referenced twenty-one (21) day consideration period. The parties further acknowledge and agree that nothing in this Agreement, the Employment Agreement, or any policy of the Ashford-Related Entities, is intended to or does prohibit the Executive or any of the Ashford-Related Entities from (i) reporting to, communicating with, responding to an inquiry from, cooperating with, providing truthful information to, or otherwise participating in an investigation being conducted by any law enforcement agency, governmental agency, or regulatory body (such as the U.S. Department of Justice, the SEC, the Equal Employment Opportunity Commission, the U.S. Department of Labor, or another federal or state law enforcement, regulatory, or fair employment practices agency) regarding a possible or alleged violation of law or regulation and, with respect to the Executive, without prior authorization of or notice to the Company; (ii) giving truthful testimony or making truthful statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iii) otherwise responding truthfully in response to inquiries by law enforcement agencies, governmental agencies, or regulatory bodies; (iv) with respect to the Executive, challenging the enforceability of this Agreement if permitted by law; or (v) with respect to the Executive, pursuant to 18 U.S.C. § 1833(b), disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law, or if the disclosure is made in a document filed under seal in a lawsuit or other proceeding, and a party cannot be held criminally or civilly liable under any federal or state trade secret law for such a disclosure.
14.WITHHOLDING/TAX OBLIGATIONS. Any payments provided for in this Agreement shall be paid net of any applicable tax withholding required under federal, state or local law as determined by the Company in its discretion, and the Executive authorizes the Company, any of the companies that the Company advises, or any subsidiaries or affiliates of the foregoing (including without limitation the Ashford-Related Entities) to effectuate such withholding, with respect to any compensation or benefits under this Agreement, including without limitation by withholding against any cash payments otherwise made to the Executive or through any “net exercise” or “cashless exercise” procedures in connection with the vesting, settlement, exercise, or conversion of any of the Executive’s Incentive Plan Awards under the Incentive Plans. To the extent the Company or such other entity is not required to and does not withhold taxes, the Executive shall be solely responsible for all of the Executive’s federal, state, and local income taxes, social security taxes and all such other withholdings.
15.THIRD-PARTY BENEFICIARIES. AHT and BHR are intended to be and shall be third-party beneficiaries of Paragraphs 4, 5 and 8 and the Ratification and shall be entitled to enforce them on their own behalf and in their own name.
16.MISCELLANEOUS. The provisions of Sections 12, 13, 16(a), and 16(g) of the Employment Agreement shall apply to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have executed this Agreement as of the day and year first above written.
ASHFORD HOSPITALITY ADVISORS LLC
By:     /s/ Eric Batis
Name:    Eric Batis
Title:    Chief Executive Officer

ASHFORD INC.
By:     /s/ Alex Rose
Name:    Alex Rose
Title:    Executive Vice President
EXECUTIVE
/s/ J. Robison Hays, III
J. ROBISON HAYS, III
[SIGNATURE PAGE TO SEPARATION/CONSULTING AGREEMENT]

RENEWAL AND RATIFICATION OF GENERAL RELEASE

(Sign and return no earlier than the Resignation Date
and no later than 21 days after the Resignation Date)
1.I previously executed a Separation/Consulting Agreement, which is incorporated by this reference. Paragraph 4 of the Separation/Consulting Agreement contains a general release and covenant not to sue by me. All capitalized terms in this Renewal and Ratification of General Release (the “Ratification”) have the same meaning as they do in the Separation/Consulting Agreement.
2.In consideration of my continued employment and benefit coverage, and my acceptance of my Base Salary, during the Interim Period and the opportunity to receive (and as a condition of receiving) the Consulting/Termination Benefits, I hereby renew and ratify the terms of the General Release and Covenant Not to Sue by me in Paragraph 4 of the Separation/Consulting Agreement. I acknowledge that Paragraph 13 of the Separation/Consulting Agreement applies to this Ratification. I understand that by signing this Ratification, the Claims I am releasing include, but are not limited to, claims under the Age Discrimination in Employment Act other than those that may arise after the date I sign this Ratification.
3.As explained and set out in Paragraph 4(d) of the Separation/Consulting Agreement, I understand that (i) in order to receive the Consulting/Termination Benefits, I must sign and return, and not revoke my acceptance of, a copy of this Ratification to Alex Rose personally or by email at arose@ashfordinc.com no earlier than the Resignation Date and no later than the twenty-first (21st) day after the Resignation Date; (ii) I may revoke this Ratification giving notice to Alex Rose by email at arose@ashfordinc.com no later than the seventh (7th) day after I sign and return it; (iii) if I do timely sign and return, and do not timely revoke this Ratification, then this Ratification will become effective and enforceable on the eighth (8th) day after I sign and return it; and (iv) if I do not timely sign and return, or do timely revoke this Ratification, then I will not be entitled to and will not receive the Consulting/Termination Benefits but all other provisions of the Separation/Consulting Agreement shall remain in full force and effect.
4.I acknowledge and agree that (i) I am hereby advised to consult with an attorney of my choosing before signing this Ratification; (ii) I have been given sufficient time, and up to twenty one (21) days at my option, to consider the meaning and effect of executing this Ratification and to consult an attorney if I desire; (iii) I have read and understand this Ratification; and (iv) my execution of this Ratification is knowing and voluntary.
AGREED:

J. Robison Hays, III	Date Signed